UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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HAPC, INC.

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HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

(212) 418-5070

SUPPLEMENT TO PROXY STATEMENT

AMENDMENT TO STOCK PURCHASE AGREEMENT—YOUR VOTE IS VERY IMPORTANT

September 18, 2007

To the Stockholders of HAPC, INC.:

On August 8, 2007, we mailed to you a definitive proxy statement dated August 8, 2007 (the “Definitive Proxy Statement”) relating to an annual meeting (the “Annual Meeting”) of the stockholders of HAPC, INC., a Delaware corporation (“HAPC”) scheduled to be held at 10:00 a.m., local time, on Wednesday, September 26, 2007, at the offices of Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, New York 10178, to consider a proposal, among others, to approve the acquisition of InfuSystem, Inc., or InfuSystem, pursuant to the Stock Purchase Agreement (as amended, the “Stock Purchase Agreement”), dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of HAPC, InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation, and I-Flow. We refer to the proposal as the “Acquisition Proposal”.

On September 18, 2007, the parties to the Stock Purchase Agreement entered into an amendment to the Stock Purchase Agreement (the “Amendment”) pursuant to which HAPC and I-Flow agreed to reduce the original purchase price of $140,000,000 payable to I-Flow for all of the issued and outstanding capital stock of InfuSystem to a purchase price of $100,000,000 with the potential for an additional payment of up to $12,000,000 to be paid in 2011, provided that certain consolidated net revenue growth targets are met.

Attached to this letter is a supplement (the “Proxy Supplement”) to the Definitive Proxy Statement containing additional information regarding (i) the background of events and discussions leading up to HAPC’s decision to enter into the Amendment, (ii) the description of the Amendment and the impact that it will have on the Stock Purchase Agreement and the transactions contemplated thereby, and (iii) the impact that the reduction of purchase price payable by HAPC for InfuSystem will have upon the pro forma financial statements as presented in the Definitive Proxy Statement. Please read the Proxy Supplement carefully and in its entirety together with the Definitive Proxy Statement, which was previously mailed to you.

The record date for the Annual Meeting has not changed as a result of the Amendment and remains fixed at August 6, 2007 (the “Record Date”). This means that only holders of HAPC’s common stock, par value $0.0001 per share (the “Common Stock”) as of the Record Date are entitled to vote at the Annual Meeting. Additionally, the date of the Annual Meeting has not changed and remains scheduled to take place at 10:00 a.m. (local time) at the offices of Morgan Lewis & Bockius, LLP, located at 101 Park Avenue, New York, New York 10178.

The additional proposals for the Annual Meeting contained in the Definitive Proxy Statement are unchanged by the Amendment.

Your vote is very important. HAPC cannot complete the acquisition of InfuSystem unless the proposal receives the affirmative vote of a majority of the shares of HAPC’s Common Stock outstanding as of the Record Date that were issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy at the Annual Meeting and that vote on the proposal, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares equal to a pro rata portion of the proceeds held in the trust account, including interest, in which a substantial portion of the net proceeds of HAPC’s initial public offering have been deposited.

The Board of Directors of HAPC unanimously recommends that you vote “FOR” the Acquisition Proposal.

For your convenience, we have enclosed proxy cards with the Proxy Supplement. If you have already delivered a properly executed proxy card regarding the Acquisition Proposal, you do not need to do anything unless you wish to change your vote. If you have not previously submitted a proxy or if you wish to revoke or change your prior voting instruction, please complete, date, sign and return the enclosed proxy card as soon as possible. If you are a registered holder and have already submitted a properly executed proxy card, you can also attend the Annual Meeting and vote in person to change your vote. If your shares are held in “street name” by your bank, brokerage firm or other nominee, and if you have already provided instructions to your nominee but wish to change those instructions, you should provide new instructions following the procedures provided by your nominee.

If you have additional questions about HAPC’s proposed acquisition of InfuSystem after reading the Proxy Supplement to the Definitive Proxy Statement, please contact Pat LaVecchia, Secretary, at HAPC, Inc., 350 Madison Avenue, 20th Floor, New York, New York 10017, (212) 418-5070.

Sincerely

John Voris

Chief Executive Officer and Director

The Proxy Supplement and form of proxy are dated September 18, 2007 and are first being mailed to stockholders on or about September 18, 2007.

INTRODUCTION	1

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE ACQUISITION OF INFUSYSTEM	2

BACKGROUND OF DISCUSSIONS LEADING TO THE AMENDMENT	4

CONSIDERATIONS OF THE BOARD OF DIRECTORS OF HAPC, INC.	5

THE AMENDMENT	7

UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS	9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	20

ANNEX A—Fourth Amendment dated as of September 18, 2007 to the Stock Purchase Agreement, dated September 29, 2006, by and among HAPC, Inc., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation

A-1

i

INTRODUCTION

On September 18, 2007, HAPC entered into an amendment (the “Amendment”) to the Stock Purchase Agreement, dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of HAPC, InfuSystem, Inc. or InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation, and I-Flow.

The terms of the Amendment provide for a reduction of the purchase price payable by HAPC to I-Flow for all of the issued and outstanding capital stock of InfuSystem from $140,000,000 to $100,000,000, with the potential for an additional payment of up to $12,000,000 to be paid in 2011, provided that certain consolidated net revenue growth targets are met. The contingent consideration would be based upon the compound annual growth rate, or “CAGR”, of HAPC’s consolidated net revenues over the three-year period ended December 31, 2010 as compared to InfuSystem’s 2007 net revenues, excluding certain revenues not part of InfuSystem’s core business. The additional payment would be paid in 2011. No additional payment will be made unless HAPC achieves a consolidated net revenue CAGR of at least 40% over the three-year period. The additional payment will range from $3,000,000 to $12,000,000 depending upon the extent to which consolidated net revenue CAGR for the three-year period exceeds 40%. The maximum potential amount of the contingent consideration is $12,000,000 and would be payable to I-Flow if HAPC achieves a consolidated net revenue CAGR of 50% over the three-year period. See “The Amendment”.

This proxy supplement (the “Proxy Supplement”) is being mailed to the stockholders of HAPC to supplement the definitive proxy statement (the “Definitive Proxy Statement”) filed by HAPC with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to its stockholders on August 8, 2007.

This Proxy Supplement provides information about the amended transaction and updates HAPC’s Definitive Proxy Statement. The information provided in HAPC’s Definitive Proxy Statement previously mailed to its stockholders on August 8, 2007 continues to apply, except as described in this Proxy Supplement. To the extent information in this Proxy Supplement differs from, updates or conflicts with information contained in the Definitive Proxy Statement, the information contained in this Proxy Supplement is the more current information. If you need another copy of the Definitive Proxy Statement or this Proxy Supplement, you may obtain it free of charge from HAPC by directing such request to Pat LaVecchia, Secretary, at HAPC, Inc., 350 Madison Avenue, 20th Floor, New York, New York 10017, (212) 418-5070. The Definitive Proxy and Proxy Supplement are also available from the SEC’s website at http://www.sec.gov.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

AND THE ACQUISITION OF INFUSYSTEM

The following questions and answers are intended to address briefly some common anticipated questions regarding the Amendment and this Proxy Supplement. These questions and answers do not address all questions that may be important to the stockholders of HAPC. Stockholders of HAPC should refer to the more detailed information contained in the Definitive Proxy Statement or elsewhere in this Proxy Supplement, including the Amendment attached hereto as Annex A.

Why is HAPC sending this Proxy Supplement to its stockholders?

On September 18, 2007, HAPC entered into the Amendment to the Stock Purchase Agreement. This Proxy Supplement provides information regarding the Amendment, including the impact that it has upon the transactions contemplated by the Stock Purchase Agreement, and updates the Definitive Proxy Statement.

Has the record date, meeting date, or agenda for the meeting changed?

No. The Annual Meeting remains scheduled for 10:00 a.m., local time, on Wednesday, September 26, 2007, at the offices of Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, New York 10178. Holders of HAPC’s common stock on August 6, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting.

What is the effect of the Amendment to the Stock Purchase Agreement?

The Amendment to the Stock Purchase Agreement reduces the original purchase price of $140,000,000 payable to I-Flow for all of the issued and outstanding capital stock of InfuSystem to $100,000,000 with the potential for an additional payment of up to $12,000,000 to be paid to I-Flow in 2011, provided that certain consolidated net revenue growth targets related to HAPC’s future operations are met. The contingent consideration is based upon the CAGR of HAPC’s consolidated net revenues over the three-year period ended December 31, 2010 as compared to InfuSystem’s 2007 net revenues, excluding certain revenues not part of InfuSystem’s core business. The additional payment would be paid in 2011. No additional payment will be made unless HAPC achieves a consolidated net revenue CAGR of at least 40% over the three-year period. The additional payment will range from $3,000,000 to $12,000,000 depending upon the extent to which consolidated net revenue CAGR for the three-year period exceeds 40%. The maximum potential amount of the contingent consideration is $12,000,000 and would be payable to I-Flow if HAPC achieves a consolidated net revenue CAGR of 50% over the three-year period. See “The Amendment”.

Why did the parties to the Stock Purchase Agreement agree to reduce the purchase price payable for all of the issued and outstanding capital stock of InfuSystem?

The agreement to reduce the purchase price followed a reevaluation of the terms of the acquisition by both HAPC and I-Flow as a result of prevailing financial market conditions.

How is HAPC paying for the acquisition?

The cash portion of the purchase price payable to I-Flow will remain at $85,000,000, less the amount returned to stockholders of HAPC exercising their conversion rights as described in the Definitive Proxy Statement under “The Stock Purchase Agreement” as originally contemplated by the Stock Purchase Agreement, and the promissory note made by HAPC to I-Flow will decrease by $40,000,000. The actual amount of the promissory note will range from $15,000,000 to $35,000,000, depending upon the number of HAPC stockholders who exercise their conversion rights (prior to the Amendment, the amount of the promissory note would have ranged from $55,000,000 to $75,000,000).

Did HAPC’s Board of Directors receive a fairness opinion in connection with the renegotiation of the purchase price for InfuSystem?

As detailed in the Definitive Proxy Statement, BNY Capital Markets, Inc. (“BNY”) provided the Board of Directors with a written opinion, dated September 29, 2006, to the effect that, as of that date and based on and subject to the matters described in the opinion, the consideration to be paid by HAPC in connection with the acquisition was fair, from a financial point of view, to HAPC. This opinion, dated September 29, 2006, is included in the Definitive Proxy Statement. The Board of Directors of HAPC did not consult with BNY, or request that BNY update its fairness opinion with respect to the reduced purchase price payable in connection with the Amendment. Nor did the Board of Directors engage an alternative financial institution to provide a fairness opinion with respect to the reduced purchase price payable in connection with the Amendment. In reaching this decision, the Board considered several factors, including the anticipated expense to HAPC and possible delay in obtaining such opinion, the fact that the Amendment resulted in a significant reduction in the purchase price and the Board’s own analysis of InfuSystem in light of its financial performance for 2006 and the first quarter of 2007, as reflected by the financial statements included in the Definitive Proxy Statement, which the Board reviewed together with HAPC’s advisor, FTN Midwest Securities Corp. (“FTN”). As described in the Definitive Proxy Statement, FTN will receive a fee of $1,000,000 for customary investment banking services in connection with the acquisition of InfuSystem, payable if and when the transaction closes. In addition, upon consummation of the acquisition, FTN will also receive its deferred underwriting discount of $5,468,000 and will continue to hold an option to purchase an equity stake in HAPC as a result of the unit purchase option issued to it in connection with HAPC’s initial public offering.

How does HAPC’s Board of Directors recommend that stockholders of HAPC vote for the acquisition of InfuSystem?

The Board of Directors of HAPC unanimously recommends that the stockholders of HAPC vote for HAPC’s acquisition of InfuSystem on the terms set forth in the Stock Purchase Agreement, as amended by the Amendment.

Who can help answer my questions?

If you have questions about HAPC’s proposal to acquire InfuSystem, you may write or call HAPC, Inc. at 350 Madison Avenue, 20th Floor, New York, New York 10017, Attn: Pat LaVecchia, Secretary, (212) 418-5070.

BACKGROUND OF DISCUSSIONS LEADING TO THE AMENDMENT

On August 8, 2007, the Definitive Proxy Statement was mailed to HAPC’s stockholders. Subsequently, HAPC’s management commenced a series of meetings with certain of its stockholders to discuss HAPC’s acquisition of InfuSystem.

On September 6, 2007, Sean McDevitt, Chairman of the Board of Directors of HAPC met with Donald M. Earhart, President, Chief Executive Officer and Chairman of I-Flow and Joel S. Kanter, a member of I-Flow’s Board of Directors. Mr. McDevitt informed Mr. Earhart that while the reaction of HAPC stockholders to HAPC’s proposed acquisition was generally favorable, Mr. McDevitt believed that some stockholders had concerns regarding the original proposed purchase price as a result of the current conditions in the financial markets. Mr. McDevitt and Mr. Earhart agreed to discuss changes to the terms of the acquisition.

As a result of discussions between Messrs. McDevitt and Earhart on September 6, 7, 8 and 9, Mr. McDevitt and Mr. Earhart tentatively agreed, subject to approval by their respective Boards of Directors, to a reduction in the purchase price payable for InfuSystem from $140,000,000 to $100,000,000 with a potential for an additional payment to I-Flow of up to $12,000,000 to be payable several years from the closing provided that certain financial targets, to be agreed, were met.

On September 10, 2007, the Board of Directors of HAPC met and Mr. McDevitt provided them with an update on discussions with Mr. Earhart. The Board of Directors unanimously approved the basic terms of the price reduction and authorized management to complete discussions with I-Flow regarding the terms of the additional performance-based potential payment.

HAPC and I-Flow had several further discussions on September 10 and 11, 2007, respecting the terms of the proposed changes. Subject to further approval by their respective Boards of Directors, HAPC and I-Flow agreed that the contingent consideration would be based upon the CAGR of HAPC’s consolidated net revenues over the three-year period ended December 31, 2010, as compared to InfuSystem’s 2007 net revenues excluding certain revenues not part of InfuSystem’s core business. The additional payment would be paid in 2011. No additional payment would be made unless HAPC achieved a consolidated net revenue CAGR of at least 40% over the three-year period. The additional payment would range from $3,000,000 to $12,000,000 depending upon the extent to which consolidated net revenue CAGR for the three-year period exceeded 40%. The maximum potential amount of the contingent consideration would be $12,000,000 and would be payable to I-Flow if HAPC achieved a consolidated net revenue CAGR of 50% over the three-year period. HAPC also agreed to reimburse I-Flow for its out-of-pocket expenses in connection with the Amendment.

On September 12, 2007, HAPC and I-Flow executed a non-binding memorandum of intent respecting the reduction in purchase price and potential additional payment described above, pending the approval of both of the Boards of Directors of HAPC and I-Flow. HAPC issued a press release detailing the terms of the memorandum of intent.

On September 18, 2007, the Boards of Directors of HAPC and I-Flow authorized and approved the execution of the Amendment to the Stock Purchase Agreement attached hereto as Annex A. The Amendment was executed by the authorized officers of each of HAPC and I-Flow on September 18, 2007.

CONSIDERATIONS OF THE BOARD OF DIRECTORS OF HAPC, INC.

On September 10, 2007, the Board of Directors of HAPC met to discuss the Amendment to the Stock Purchase Agreement providing for the decrease in the purchase price payable to I-Flow by HAPC and the potential additional payment in connection with HAPC’s acquisition of all of the issued and outstanding capital stock of InfuSystem.

According to the terms of HAPC’s Amended and Restated Certificate of Incorporation, the initial business combination entered into by HAPC must be with a target business or businesses whose fair market value is at least equal to 80% of its net assets, which, in the case of HAPC, is approximately $76,000,000. Prior to submitting its bid to I-Flow to purchase InfuSystem in July 2006, the Board of Directors of HAPC had determined that the fair market value of InfuSystem was substantially in excess of $76,000,000. At the September 10, 2007 meeting, the Board of Directors determined that the fair market value of InfuSystem remained substantially in excess of $76,000,000. The Board of Directors based its determination on its view that the renegotiated purchase price of $100,000,000, with the potential for an additional payment in 2011, reflected the fair market value of InfuSystem.

As detailed in the Definitive Proxy Statement, BNY provided the Board of Directors with a written opinion, dated September 29, 2006, to the effect that, as of that date and based on and subject to the matters described in the opinion, the consideration to be paid by HAPC in connection with the acquisition was fair, from a financial point of view, to HAPC. This opinion, dated September 29, 2006, is included in the Definitive Proxy Statement. The Board of Directors of HAPC did not consult with BNY, or request that BNY update its fairness opinion with respect to the reduced purchase price payable in connection with the Amendment. Nor did the Board of Directors engage an alternative financial institution to provide a fairness opinion with respect to the reduced purchase price payable in connection with the Amendment. In reaching this decision, the Board considered several factors, including the anticipated expense to HAPC and possible delay in obtaining such opinion, the fact that the Amendment resulted in a significant reduction in the purchase price and the Board’s own analysis of InfuSystem.

In considering the reduced consideration of $100,000,000, plus the $12,000,000 potential additional payment in 2011, the Board of Directors relied on its own analysis of the recent financial performance of InfuSystem and of current market conditions and on analysis provided by HAPC’s financial advisor, FTN. FTN did not provide a fairness opinion to the Board of Directors. However, FTN did discuss with the Board an analysis comparable to that which might be performed in connection with the preparation of a fairness opinion. As described in the Definitive Proxy Statement, FTN will receive a fee of $1,000,000 for customary investment banking services in connection with the acquisition of InfuSystem, payable if and when the transaction closes. In addition, upon consummation of the acquisition, FTN will also receive its deferred underwriting discount of $5,468,000 and will continue to hold an option to purchase an equity stake in HAPC as a result of the unit purchase option issued to it in connection with HAPC’s initial public offering.

The Board considered in its analysis projections of the financial performance of the InfuSystem business for 2007 through 2012. These projections, prepared by HAPC with the assistance of FTN, were revised from those reviewed by the Board at the time the Stock Purchase Agreement was executed in September 2006. The revisions took into account the actual performance of InfuSystem for the second half of 2006 and the first quarter of 2007, as well as HAPC’s view of the growth potential of the InfuSystem business based on continuing review of InfuSystem business since the execution of the Stock Purchase Agreement in September 2006.

The projections assumed annual revenue growth and operating and earnings margins substantially consistent with InfuSystem’s performance over the past several years. The projections were developed by HAPC for use in the Board’s analysis. InfuSystem’s actual annual revenue growth during the period from 2001 to 2006 varied from -1% to 49%. HAPC assumed annual revenue growth rates for InfuSystem for the period from 2007 to 2012 that varied from 0% to 16%. InfuSystem’s actual annual gross profit margins during the period from 2001 to 2006 varied from 69% to 73%. HAPC assumed annual gross profit margins for InfuSystem for the period from

2007 to 2012 that varied from 72% to 76%.  InfuSystem’s actual annual operating profit margins during the period from 2001 to 2006 varied from 15% to 28%.  HAPC assumed annual operating profit margins for InfuSystem for the period from 2007 to 2012 that varied from 21% to 37%.  While HAPC believes the assumptions underlying these projections were reasonable, there is no assurance that InfuSystem will obtain the results contemplated by these projections. Factors that may impact InfuSystem’s ability to do so include those outlined under “Risk Factors” contained in the Definitive Proxy Statement.

Based on such projections, the Board considered a discounted cash flow analysis of the InfuSystem business utilizing two different methodologies, one assuming that InfuSystem continued growing in perpetuity beyond 2012 and the other considering that the InfuSystem business would be sold at the end of 2012 based upon a multiple of earnings before interest, taxes, depreciation and amortization (EBITDA). The Board also considered a leveraged buyout analysis, which assumed InfuSystem would be acquired by a financial sponsor in a leveraged acquisition and analyzed the theoretical purchase price a financial sponsor would pay to achieve a certain targeted internal rate of return (IRR). Finally, the Board considered an analysis of the trading values of a group of publicly traded comparable high growth/high margin healthcare services companies. These companies consisted of: Healthways, Inc., HMS Holdings Corp., Integra Life Sciences Holdings Corp., Matria Healthcare Inc., and Nighthawk Radiology Holdings, Inc.

On September 18, 2007, the Board of Directors of HAPC unanimously approved the Amendment to the Stock Purchase Agreement.

THE AMENDMENT

The Amendment entered into by the parties to the Stock Purchase Agreement, in Summary, provides as follows. This summary is qualified by reference to the text of the Amendment included in this Supplement.

Reduction in Purchase Price and Potential Additional Payment

The purchase price shall be reduced to:

(i) $100,000,000 (the “Base Amount”), which will be adjusted subsequent to the closing of HAPC’s acquisition of InfuSystem (the “Closing”) pursuant to the Stock Purchase Agreement with respect to InfuSystem’s working capital; plus

(ii) the contingent right of I-Flow to receive an additional amount of up to $12,000,000 (the “Earn-Out”).

The Base Amount will be payable at the Closing in a combination of cash and a promissory note. The cash amount will equal $85,000,000 less the dollar amount (which amount may be zero) actually returned to the shareholders of HAPC voting against the acquisition and requesting a return of their investment in accordance with the terms of such investment (the “HAPC Shareholder Return Amount”). The principal amount of the promissory note will equal $15,000,000 plus the HAPC Shareholder Return Amount.

The Earn-Out will provide that HAPC will make an additional cash payment (the “Additional Payment”) to I-Flow of up to $12,000,000 based on the audited consolidated net revenues of HAPC for its fiscal year ended December 31, 2010 (“FY 2010”). Specifically, the amount of the Additional Payment shall be calculated as follows:

HAPC’s FY 2010

Consolidated Net Revenues	Additional Payment
Less than the “First Revenue Target” (as defined below)	$0

Greater than or equal to First Revenue Target but less than “Second Revenue Target” (as defined below)	$3,000,000 plus the “Incremental Amount” (as defined below)

Greater than or equal to Second Revenue Target	$12,000,000

The “First Revenue Target” shall be equal to HAPC’s 2007 actual net revenues (excluding all revenues related to I-Flow’s ON-Q product line (which includes without limitation On-Q®, On-Q PainBuster®, On-Q C-bloc® and On-Q Soaker® Catheters) including without limitation revenues resulting from the billing of public and private insurance payors, providers and patients by InfuSystem on behalf of I-Flow, as well as any charges to I-Flow by InfuSystem or HAPC under any applicable services agreement) for the entire calendar year 2007, multiplied by 2.744 (representing a 40% compound average growth rate).

The “Second Revenue Target” shall be equal to the Company’s 2007 actual net revenues (excluding all revenues related to I-Flow’s ON-Q product line (which includes without limitation On-Q®, On-Q PainBuster®, On-Q C-bloc® and On-Q Soaker® Catheters) including without limitation revenues resulting from the billing of public and private insurance payors, providers and patients by InfuSystem on behalf of I-Flow, as well as any charges to I-Flow by InfuSystem or HAPC under any applicable services agreement) for the entire calendar year 2007, multiplied by 3.375 (representing a 50% compound average growth rate).

The “Incremental Amount” shall equal $9 million multiplied by the ratio of (a) HAPC’s actual FY 2010 audited consolidated net revenues minus the First Revenue Target, divided by (b) the Second Revenue Target minus the First Revenue Target.

That Additional Payment, if any, will be made in 2011 after the final determination, in accordance with the terms of the Amendment, of the amount of HAPC’s consolidated net revenues for FY 2010. The Amendment provides that HAPC will prepare and deliver to I-Flow a statement setting forth the calculation of its consolidated net revenue for FY 2010 within 75 calendar days after the end of FY 2010. The Amendment provides that I-Flow has 30 days to review such statement and accept or object to the calculation contained therein. If the parties cannot agree on the calculation, the Amendment provides for a third party accounting firm to resolve any dispute.

Assignment

The Amendment provides that HAPC may not assign the obligation to make the Additional Payment to any third party, including in connection with a change in control of HAPC as a result of a merger, reorganization or sale of substantially all of its assets, without the prior consent of I-Flow, which may not be unreasonably withheld, delayed or conditioned.

In the event that HAPC undergoes a change in control as a result of a merger, reorganization or sale of substantially all its assets or there is a change in ownership of 50% or more of the voting capital stock of HAPC, I-Flow may require that the successor entity controlling HAPC unconditionally assume all of HAPC’s obligations under the Stock Purchase Agreement. In the event that, I-Flow’s prior written consent is not so obtained or, the successor entity does not so assume all of HAPC’s obligations under the Stock Purchase Agreement, the maximum Earn-Out of $12,000,000 will become immediately due and payable by HAPC to I-Flow.

Fees in Connection with the Promissory Note

In connection with I-Flow’s commitment to accept a promissory note as partial payment for InfuSystem, the Stock Purchase Agreement provided that HAPC shall pay I-Flow a fee (the “Ticking Fee”) accruing from the date of the Stock Purchase Agreement. Pursuant to the Amendment, the Ticking Fee will remain at the same level notwithstanding the reduction in the maximum potential amount of the promissory note from $75,000,000 to $35,000,000. Accordingly, the Ticking Fee continues to be an amount equal to the sum of (i) $1,041.67 per diem for the period from and including the date of the Stock Purchase Agreement through and including the day that is the 90th day following the date of the Stock Purchase Agreement, (ii) $1,562.50 per diem for the period from and including the 91st day following the date of the Stock Purchase Agreement through and including the day that is the 150th day following the date of the Stock Purchase Agreement, and (iii) $2,083.33 per diem thereafter.

Additionally, HAPC shall pay at closing a fee (the “Facility Fee”) in an amount equal to the sum of (i) $1,375,000 plus (ii) 2.50% of the excess of the actual principal amount of the promissory note over $15,000,000. The Facility Fee continues to be in the same amount that would have been payable had the promissory note ranged in value from $55,000,000 to $75,000,000 as originally contemplated by the Stock Purchase Agreement.

Fees

HAPC shall reimburse to I-Flow, at the earlier of the closing or October 31, 2007, all out-of-pocket expenses incurred by I-Flow associated with the Amendment.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of InfuSystem and HAPC as of March 31, 2007, giving effect to the acquisition of InfuSystem on the terms set forth in the Stock Purchase Agreement, as modified by the Amendment, as if the acquisition had been consummated on March 31, 2007. The following unaudited pro forma condensed combined statements of operations combined the historical statement of income of InfuSystem and the historical statement of operations of HAPC for the year ended December 31, 2006 and the three months ended March 31, 2007, giving effect to the acquisition of InfuSystem on the terms set forth in the Stock Purchase Agreement, as modified by the Amendment, as if it had occurred on January 1, 2006. We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2006 from the audited financial statements of InfuSystem and the audited financial statements of HAPC for that period and for the three months ended March 31, 2007 from the unaudited financial statements of InfuSystem and the unaudited financial statements of HAPC for that period. This information should be read together with the respective HAPC and InfuSystem financial statements and related notes included in the Definitive Proxy Statement.

The historical financial information has been adjusted to give effect to events that are directly attributable to the acquisition, factually supportable, and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with InfuSystem as the acquired company. Under the purchase method of accounting, the purchase price, including transaction costs, to acquire InfuSystem will be allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill. The purchase price allocation is preliminary and will be subject to a final determination upon closing of the acquisition of the acquired business. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operation and financial position of the combined entities.

The unaudited pro forma condensed combined information is for illustrative purposes only. The pro forma combined financial information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience nor do they purport to project the future financial position or operating results of the combined company.

The follow information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Historical financial statements of HAPC for the year ended December 31, 2006 included in the Definitive Proxy Statement; and

•	Separate historical financial statements of InfuSystem for the year ended December 31, 2006 included in the Definitive Proxy Statement.

•	The unaudited pro forma condensed combined financial information has been prepared assuming two different levels of approval of the merger by HAPC stockholders, as follows:

•	Assuming Maximum Redemption: This presentation assumes that 19.99% of the HAPC stockholders exercise their conversion rights; and

•	Assuming No Share Redemption: This presentation assumes no HAPC stockholders exercise their conversion rights.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Assuming Maximum Share Redemption

For the Three Months Ended March 31, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$3,359	$62	1	(65,634)
			3	(75)
			4	(4,375)
			5	(1,767)
			8	(1,759)
			11	99,298
			13	(19,850)	$9,259
Accounts receivable, net	8,345				8,345
Inventories	303				303
Investments held in trust		99,298	11	(99,298)	—
Prepaid Expense		291	3	75	366
Other current assets	288				288
Deferred acquisition costs		1,718	5	(1,718)	—
Deferred taxes	1,058		2	(1,058)	—

Total current assets	13,353	101,369		(96,161)	18,561
Property and equipment, net	12,317				12,317
Goodwill and other intangible assets	2,639		1	37,899
			5	3,485	44,023
Financing Costs		100	8	1,759	1,859
Trade Name and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$28,309	$101,469		$(13,418)	$116,360

Current liabilities:
Accounts payable	$1,301	$603			$1,904
Current portion of long-term debt			1	1,718	1,718
Other current liabilities	2,251	1,154			3,405
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		7,088			7,088

Total Current Liabilities	3,552	14,313		(3,750)	14,115
Other Liabilities	1,198			—	1,198
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	32,648	32,648

Total liabilities	6,026	14,313		27,622	47,961

Common stock subject to possible conversion		19,850	13	(19,850)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	73,413	1	(8,544)
			4	1,093	74,506
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions Distributions from Parent	507		1	(507)	—
Income for current period	589	1,775	1	(589)	1,775

Total stockholders’ equity	22,283	67,306		(21,190)	68,399

Total liabilities and stockholders’ equity	$28,309	$101,469		$(13,418)	$116,360

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Assuming No Share Redemptions

For the Three Months Ended March 31, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$3,359	$62	1	(85,000)
			3	(75)
			4	(5,468)
			5	(1,767)
			8	(1,275)
			11	99,298	$9,134
Accounts receivable, net	8,345				8,345
Inventories	303				303
Investments held in trust		99,298	11	(99,298)	—
Prepaid Expense		291	3	75	366
Other current assets	288				288
Deferred acquisition costs		1,718	5	(1,718)	—
Deferred taxes	1,058		2	(1,058)	—

Total current assets	13,353	101,369		(96,286)	18,436
Property and equipment, net	12,317				12,317
Goodwill and other intangible assets	2,639		1	37,899
			5	3,485	44,023
Financing Costs		100	8	1,275	1,375
Tradename and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$28,309	$101,469		$(14,027)	$115,751

Current liabilities:
Accounts payable	$1,301	$603			1,904
Current portion of long-term debt			1	750	750
Other current liabilities	2,251	1,154			3,405
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		7,088			7,088

Total Current Liabilities	3,552	14,313		(4,718)	13,147
Other Liabilities	1,198				1,198
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	14,250	14,250

Total liabilities	6,026	14,313		8,256	28,595

Common stock subject to possible conversion		19,850	13	(19,850)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	73,413	13	19,850
			1	(8,544)	93,263
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions (Distributions) from (to) Parent	507		1	(507)	—
Income for current period	589	1,775	1	(589)	1,775

Total stockholders’ equity	22,283	67,306		(2,433)	87,156

Total liabilities and stockholders’ equity	$28,309	$101,469		$(14,027)	$115,751

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Assuming Maximum Share Redemption

For the Three Months Ended March 31, 2007

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$7,874	$—			$7,874
Cost of sales	2,314	—			2,314

Gross Profit	5,560	—		—	5,560
Compensation expense		615	10	(615)	—
Selling, general and administrative expense—Other	4,547	403	9	19	4,969
Amortization of physician relationships			7	404	404

Total operating costs	4,547	1,018		(192)	5,373

Operating income (loss)	1,013	(1,018)		192	187

Other income (expense)
Interest income		1,151	12	(1,147)	4
Interest expense	(30)		6	(883)
			7	(116)	(1,029)
Ticking Fee		(163)	9	163	—
Gain on warrant liabilities		2,025			2,025

Total other income (expense)	(30)	3,013		(1,983)	1,000

Income (loss) before income taxes	983	1,995		(1,791)	1,187
Income tax provision	394	220	2	(546)	68

Net income (loss)	$589	$1,775		$(1,245)	$1,119

Pro forma net income per common share— Basic					$0.07

Weighted average number of common shares outstanding—Basic					15,251,889

Pro forma net income per common share— Diluted					$0.06

Weighted average number of common shares outstanding—Diluted					18,299,825

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

Assuming No Share Redemptions

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$7,874	$—			$7,874
Cost of sales	2,314	—			2,314

Gross Profit	5,560	—		—	5,560
Compensation expense		615	10	(615)
Selling, general and administrative expense	4,547	403	9	19	4,969
Amortization of physician relationship costs			7	404	404

Total operating costs	4,547	1,018		(192)	5,373

Operating income (loss)	1,013	(1,018)		192	187

Other income (expense)
Interest income		1,151	12	(1,147)	4
Interest expense	(30)	—	6	(394)
			7	(86)	(510)
Ticking Fee		(163)	9	163	—
Gain on warrant liabilities		2,025			2,025

Total other income (expense)	(30)	3,013		(1,464)	1,519

Income (loss) before income taxes	983	1,995		(1,272)	1,706
Income tax provision	394	220	2	(539)	75

Net income (loss)	$589	$1,775		$(733)	$1,631

Pro forma net income per common share— Basic					$0.09

Weighted average number of common shares outstanding—Basic					18,625,252

Pro forma net income per share—Diluted					$0.07

Weighted average number of common shares outstanding—Diluted					22,417,488

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Assuming Maximum Share Redemption

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)	—
Guaranty Fee		100	9	300	400
Selling, general and administrative expense—Other	15,091	919	9	75	16,085
Amortization of physician relationships			7	1,615	1,615

Total operating costs	15,091	20,729		(17,720)	18,100

Operating income (loss)	8,170	(20,729)		17,720	5,161

Other income (expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(3,608)
			7	(465)	(4,187)
Ticking fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(7,182)	6,613

Income (loss) before income taxes	8,057	(6,821)		10,538	11,774
Income tax provision	3,094	1,038	2	(3,799)	333

Net income (loss)	$4,963	$(7,859)		$14,337	$11,441

Pro forma net income per common share— Basic					$0.75

Weighted average number of common shares outstanding—Basic					15,251,889

Pro forma net income per share—Diluted					$0.65

Weighted average number of common shares outstanding—Diluted					17,533,105

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Assuming No Share Redemptions

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)
Guaranty Fee		100	9	300	400
Selling, general and administrative expense	15,091	919	9	75	16,085
Amortization of physician relationship costs			7	1,615	1,615

Total operating costs	15,091	20,729		(17,720)	18,100

Operating income (loss)	8,170	(20,729)		17,720	5,161

Other income (expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(1,574)
			7	(344)	(2,032)
Ticking fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(5,027)	8,768

Income (loss) before income taxes	8,057	(6,821)		12,693	13,929
Income tax provision	3,094	1,038	2	(3,768)	364

Net income (loss)	$4,963	$(7,859)		$16,461	$13,565

Pro forma net income per common share— Basic					$0.73

Weighted average number of common shares outstanding—Basic					18,625,252

Pro forma net income per share—Diluted					$0.63

Weighted average number of common shares outstanding—Diluted					21,463,537

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Pro Forma Adjustments” include: (in thousands, except per share amounts)

Maximum Share Redemption

1. To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$65,634
Seller Secured Promissory Note	34,366

Total Purchase Price	100,000

Current Assets	12,295
Property and Equipment	12,317
Current Liabilities	(3,552)
Other Liabilities	(1,198)

19,862

Excess of Purchase Price over net assets acquired	$80,138
Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	40,538

$80,138

HAPC engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. HAPC intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. HAPC has assumed a full valuation allowance for any deferred tax assets.

3. To reflect $75 payment of annual administration fee to InfuSystem recorded as a prepaid expense.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $4,375 assuming maximum share redemption.

5. To reflect payment of transaction related expense estimated at $3,485 for the three months ended March 31, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $883 and $3,608 for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.56%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the three months ended March 31, 2007, interest expense to I-Flow would have been $971 and $795, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $3,969 and $3,247, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expense) and physicians relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of balance of facility fee recorded as financing cost and amortized over four years.

9. To amortize prepaid expense for $75 annual administrative fee payable on January 1 to I-Flow, reverse the ticking fee assuming a closing on January 1, 2006 and record balance of guaranty fee in the year ended December 31, 2006.

10. To eliminate nonrecurring stock based compensation charges of $615 and $19,710 recorded by HAPC for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and are contingent upon the closing of the acquisition. In the event that HAPC does not complete a business combination, Sean McDevitt and Pat LaVecchia will not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to HAPC’s initial public offering will not be entitled to liquidation rights with respect to the proceeds held in the trust account if HAPC does not complete a business combination and is forced to liquidate.

11. To reflect the release of funds raised by HAPC’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To record the payment of the common stock subject to conversion assuming minimum stockholder approval in the amount of $19,850 on March 31, 2007.

No Share Redemption

1. To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$85,000
Seller Secured Promissory Note	15,000

Total Purchase Price	100,000

Current Assets	12,295
Property and Equipment	12,317
Current Liabilities	(3,552)
Other Liabilities	(1,198)

19,862

Excess of Purchase Price over net assets acquired	$80,138
Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	40,538

$80,138

HAPC engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. HAPC intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. HAPC has assumed a full valuation allowance for any deferred tax assets.

3. To reflect $75 payment of annual administration fee to InfuSystem recorded as a prepaid expense.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $5,468 assuming no share redemption.

5. To reflect payment of transaction related expense estimated at $3,485 for the three months ended March 31, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $394 and $1,574 for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.52%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the three months ended March 31, 2007, interest expense to I-Flow would have been $433 and $355, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $1,732 and $1,417, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expenses) and physician relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of balance of facility fee recorded as financing cost and amortized over four years.

9. To amortize prepaid expense for $75 annual administrative fee payable on January 1 to I-Flow, reverse the ticking fee assuming a closing on January 1, 2006 and to record balance of guaranty fee in the year ended December 31, 2006.

10. To eliminate nonrecurring stock based compensation charges of $615 and $19,710 recorded by HAPC the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and are contingent upon the closing of the acquisition. In the event that HAPC does not complete a business combination, Sean McDevitt and Pat LaVecchia will not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to HAPC’s initial public offering will not be entitled to liquidation rights with respect to the proceeds held in the trust account if HAPC does not complete a business combination and is forced to liquidate.

11. To reflect the release of funds raised by HAPC’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To reclassify the common stock subject to possible conversion assuming no share redemptions as permanent equity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Supplement, and the documents to which HAPC refers you in this Proxy Supplement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements represent HAPC’s expectations or beliefs concerning future events, including the following: any projections or forecasts included in the Definitive Proxy Statement or referred to in this Proxy Supplement, information concerning possible or assumed future results of operations of HAPC, the expected completion, timing and effects of the acquisition of InfuSystem and other information relating to the acquisition of InfuSystem. Such forward looking statements may contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates,” “may,” “seeks” or other similar expressions. You should be aware that forward-looking statements are based on HAPC’s current estimates and assumptions and involve known and unknown risks and uncertainties. Although HAPC believes that the expectations reflected in these forward-looking statements are reasonable, HAPC cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of HAPC or on the acquisition of InfuSystem. These forward-looking statements speak only as of the date on which the statements were made and HAPC undertakes no obligation to publicly update or revise any forward-looking statements made in this Proxy Supplement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated by reference in this document, HAPC believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the number and percentage of HAPC stockholders voting against the acquisition proposal;

•	the potential decrease in the market price of HAPC’s common stock in the event that the acquisition’s benefits do not meet the expectations of the market place;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which InfuSystem is engaged;

•	industry trends;

•

the occurrence of any event, change or other circumstances, including the failure of HAPC to obtain the requisite stockholder approval of the acquisition of InfuSystem, that could give rise to the termination of the Stock Purchase Agreement, as amended and the payment of a termination fee by HAPC;

•	the inability to complete the acquisition due to the failure to obtain regulatory approval or the failure to satisfy other conditions to consummate the acquisition of InfuSystem;

•	the failure of the acquisition of InfuSystem to close for any other reason;

•	the effect of the announcement of HAPC’s acquisition of InfuSystem on InfuSystem’s customer relationships, operating results and business generally;

•	the impact of the indebtedness incurred to finance the acquisition of InfuSystem;

and other risks detailed in HAPC’s filings with the SEC, including those detailed in the Definitive Proxy Statement as well as HAPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Many of the factors that will determine HAPC’s future results or whether or when the acquisition of InfuSystem will be consummated are beyond HAPC’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect the views of HAPC only as of the date hereof. HAPC cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Proxy Supplement represent HAPC’s views as of the date of this Proxy Supplement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, HAPC assumes no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

Annex A

FOURTH AMENDMENT DATED OF SEPTEMBER 18, 2007 TO THE STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 29, 2006, BY AND AMONG HAPC, INC., ICELAND ACQUISITION SUBSIDIARY, INC., INFUSYSTEM, INC. AND I-FLOW CORPORATION

THIS AMENDMENT NO. 4, dated as of September 18, 2007 (this “Amendment”) to the Stock Purchase Agreement dated as of September 29, 2006, as previously amended by an Amendment No. 1 dated as of April 30, 2007, an Amendment No. 2 dated as of June 29, 2007 and an Amendment No. 3 dated as of July 31, 2007 (collectively, the “Agreement”) by and among I-Flow Corporation, a Delaware corporation (the “Seller”), InfuSystem, Inc., a California corporation (the “Company”), HAPC, Inc., a Delaware corporation (the “Buyer”), and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), is entered into with reference to the following:

WHEREAS, in accordance with Section 11.2 of the Agreement, the parties hereto deem it appropriate and advisable to amend the Agreement as described below; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings assigned to them in Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment of Definition. Section 1.1 of the Agreement is hereby amended such that the definition of “Maximum Amount” contained therein shall be amended and restated as follows:

“Maximum Amount” means Thirty-Five Million Dollars (US $35,000,000.00).

2. Amendment of Purchase Price. Section 2.1 of the Agreement is hereby amended and restated as follows:

Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver the Shares to the Acquisition Sub and the Acquisition Sub shall purchase the Shares from the Seller, free and clear of any Encumbrances, for an aggregate purchase price of One Hundred Million Dollars (US $100,000,000.00) (as such may be adjusted pursuant to the terms hereof, the “Purchase Price”), which amount shall be paid by the Buyer or the Acquisition Sub to the Seller in cash or a combination of (i) a duly completed and executed promissory note payable to the Seller, dated as of the Closing Date, in a principal amount requested by the Buyer, not to exceed the amount of the Term Loan (as defined in the Term Sheet) pursuant to the Term Sheet, and in a form to be agreed among the Seller and the Buyer (the “Promissory Note”) and (ii) the Cash Purchase Price in cash. In addition, the Seller shall be entitled to the contingent payment right of up to Twelve Million Dollars ($12,000,000) as set forth in Section 2.6.

3. Amendment of Allocation of Purchase Price. Schedule 8.3 (Allocation of Purchase Price) to the Agreement is hereby amended and restated as follows:

SCHEDULE 8.3

Allocation of Purchase Price

Cash	$521,000
Accounts receivable	12,134,000	(1)
Inventories	214,000
Prepaid expenses and other current assets	101,000
Property, net	11,687,000
Goodwill	77,164,000	(2)

Total Purchase Price	$101,821,000	(3)

Cash Purchase Price	100,000,000
Liabilities Assumed:(4)
Accounts payable	906,000
Accrued payroll and related expenses	874,000
State income taxes payable	31,000
Other current liabilities	10,000

Total Purchase Price	$101,821,000

(1)	net receivables of $10,390,000 plus bad debt reserve of $1,744,000
(2)	This amount shall be increased dollar for dollar to reflect the Earn-Out Amount, if any, and the Buyer and the Seller shall cooperate to file a fully executed amended IRS Form 8023 to reflect such increase.
(3)	allocated assets excludes deferred tax asset—current of $710,000
(4)	liabilities assumed excludes deferred tax liability and accrued use tax liability

The above figures shall be adjusted to reflect the actual amounts as of the Closing Date, and to take into account any Purchase Price adjustments.

4. Amendment of Exhibit C (the Term Sheet). The sections of Exhibit C (the Term Sheet) labeled “Promissory Note” and “Use of Proceeds” are hereby amended and restated as follows:

Promissory Note:	The senior secured term loan (the “Term Loan”) shall be in an amount equal to the sum of (A) $15,000,000.00 and (B) the dollar amount (which amount may be zero) actually returned to shareholders of the Parent voting against the Acquisition (as defined below) and requesting a return of their investment in accordance with the terms of such investment; provided, however, that if the sum of clauses (A) and (B) exceeds $35,000,000.00 (the “Maximum Amount”), the Term Loan shall be in an amount equal to the Maximum Amount. The Term Loan shall be evidenced by a note payable to the Noteholder (the “Promissory Note”).

Use of Proceeds:	On the Closing Date, it is anticipated that the aggregate proceeds of the Promissory Note shall be used as follows:

	Uses:	$5,468,000 - deferred underwriting fee, subject to reduction in the same proportion that (a) the dollar amount actually returned to shareholders of the Parent voting against the Acquisition (as defined below) and requesting a return of their investment in accordance with the terms of such investment bears to (b) the amount of the Parent’s trust account.

$1,000,000—merger advisory fee.

$2,000,000—Closing costs and fees payable to third parties other than FTN Midwest Securities Corp.

Balance of proceeds—proposed acquisition of InfuSystem, Inc. (the “Acquisition”), including fees and expenses payable to the Seller.

5. Technical Amendment of Ticking Fee. Section 12.1(a) of the Agreement is hereby amended and restated as follows to preserve the parties’ original intent:

(a) Ticking Fee. The Buyer shall pay a fee (the “Ticking Fee”), accruing from the date of this Agreement, which Ticking Fee shall be due and payable in cash on the last business day of each month, in an amount equal to the sum of (i) $1,041.67 per diem for the period from and including the date of this Agreement through and including the day that is the 90th day following the date of this Agreement, (ii) $1,562.50 per diem for the period from and including the 91st day following the date of this Agreement through and including the day that is the 150th day following the date of this Agreement, and (iii) $2,083.33 per diem thereafter. The Ticking Fee shall cease to accrue and all amounts then outstanding in respect thereof shall be immediately due and payable upon the earlier to occur of (A) the Closing Date, (B) the delivery by the Buyer to the Seller of a notice terminating the Buyer’s right to pay a portion of the Purchase Price by issuing the Promissory Note on the Closing Date (because alternative financing has been arranged which will enable the Buyer to pay the Purchase Price in cash in full at the Closing Date) or (C) the date that this Agreement is terminated in accordance with the provisions of Article X.

6. Technical Amendment of Facility Fee. Section 12.1(c) of the Agreement is hereby amended and restated as follows to preserve the parties’ original intent:

(c) Facility Fee. On the Closing Date, if the Buyer executes and delivers the Promissory Note, the Buyer shall pay a fee (the “Facility Fee”) in an amount equal to the sum of (i) $1,375,000 plus (ii) 2.50% of the excess of the actual principal amount of the Promissory Note over $15,000,000.

7. Addition of Earn-Out Provision. A new Section 2.6 is hereby added to the Agreement as follows:

Section 2.6 Earn-Out.

(a) Preparation of Earn-Out Statement. Within seventy-five (75) calendar days after the end of the Buyer’s fiscal year ended December 31, 2010 (“FY 2010”), the Buyer shall prepare or cause to be prepared and delivered to the Seller, at the Buyer’s expense, a statement (the “Earn-Out Statement”) setting forth the calculation of the Buyer’s audited consolidated net revenue for FY 2010 (the “2010 Revenue Amount”), without regard to whether such amounts are classified as continuing or discontinued operations and further including the revenue of any entities acquired by or merged into the Buyer and included in the Buyer’s FY 2010 consolidated net revenue in accordance with GAAP. The Buyer and the Buyer’s accountants shall cooperate with the Seller and the Seller’s accountants in connection with the preparation of the Earn-Out Statement, and the Buyer shall provide the Seller and the Seller’s accountants with reasonable access to any of its books, records, schedules, analyses, working papers and other information relating to the Buyer for this purpose. The Earn-Out Statement shall be prepared in accordance with GAAP.

(b) Review of Earn-Out Statement. Upon receipt from the Buyer, the Seller shall have thirty (30) calendar days to review the Earn-Out Statement (the “Earn-Out Review Period”). If the Seller disagrees with the Buyer’s computation of the 2010 Revenue Amount, the Seller may, on or prior to the last calendar day of the Review Period, deliver a notice to the Buyer (the “Earn-Out Notice of Objection”), which sets forth its objections to the Buyer’s calculation of the 2010 Revenue Amount. Any Earn-Out Notice of Objection shall specify those items or amounts with which the Seller disagrees, together with a reasonably detailed written explanation of the reasons for disagreement with each such item or amount, and, to the extent reasonably practicable, shall set forth the Seller’s calculation of the 2010 Revenue Amount based on such objections. To the extent not set forth in the Notice of Objection, the Seller shall be deemed to have agreed with the Buyer’s calculation of all other items and amounts contained in the Earn-Out Statement.

(c) Finalization of Earn-Out Statement. Unless the Seller delivers the Earn-Out Notice of Objection to the Buyer within the Earn-Out Review Period (or if the Seller provides a written notice to the Buyer that it agrees with the Earn-Out Statement), the Seller shall be deemed to have accepted the Buyer’s calculation of the 2010 Revenue Amount and the Earn-Out Statement shall be final, conclusive and binding. If the Seller delivers the Earn-Out Notice of Objection to the Buyer within the Earn-Out Review Period, the Buyer and the Seller shall, during the thirty (30) calendar days following such delivery or any mutually agreed extension thereof, use their commercially reasonable and good faith efforts to reach agreement on the disputed items and amounts in order to determine the 2010 Revenue Amount. If, at the end of such period or any mutually agreed extension thereof, the Buyer and the Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreements for final determination to an independent accounting firm mutually agreed upon by the Buyer and the Seller (or, if the Buyer and the Seller cannot agree on such an accounting firm, then each shall select an independent accounting firm and such accounting firms shall select a third independent accounting firm) (the accounting firm mutually agreed upon by the Buyer and the Seller or such other accounting firms being the “Earn-Out Independent Expert”). The Buyer and the Seller shall instruct the Earn-Out Independent Expert promptly to review this Section 2.6 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the 2010 Revenue Amount set forth in the Earn-Out Statement requires adjustment. The Buyer and the Seller shall make available to the Earn-Out Independent Expert all relevant books and records and other items reasonably requested by the Earn-Out Independent Expert for this purpose. The Buyer and the Seller shall request that the Earn-Out Independent Expert deliver to the Buyer and the Seller, as promptly as practicable but in no event later than thirty (30) calendar days after its retention, a report that sets forth its resolution of the disputed items and amounts and its calculation of the 2010 Revenue Amount. The decision of the Earn-Out Independent Expert shall be final, conclusive and binding on the parties. The costs and expenses of the Earn-Out Independent Expert shall be borne by the parties in inverse proportion to their success on the disputed matters as determined by the Earn-Out Independent Expert (by way of example only, if the Buyer’s calculation of the 2010 Revenue Amount yields an Earn-Out Amount (as defined in Section 2.6(d)) of $3 million, the Seller’s calculation of the 2010 Revenue Amount yields an Earn-Out Amount of $12 million and the Earn-Out Independent Expert’s calculation of the Final 2010 Revenue Amount (as defined below) yields an Earn-Out Amount of $9 million, the Buyer shall bear two-thirds (2/3) of the costs and expenses of the Earn-Out Independent Expert and the Seller shall bear one-third (1/3) of the costs and expenses of the Earn-Out Independent Expert). Each of the Buyer and the Seller agrees to promptly execute, if requested by the Earn-Out Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Earn-Out Independent Expert. The 2010 Revenue Amount, as finally determined pursuant to this Section 2.6, is referred to herein as the “Final 2010 Revenue Amount.”

(d) Calculation of Earn-Out Amount. As further consideration in respect of the sale of the Shares by the Seller, the Buyer shall pay the Seller, if earned in accordance with this Section 2.6, an additional amount (the “Earn-Out Amount”) based on the Final 2010 Revenue Amount:

(i) If the Final 2010 Revenue Amount is less than the First Revenue Target (as defined below), the Earn-Out Amount shall be zero.

(ii) If the Final 2010 Revenue Amount is greater than or equal to the First Revenue Target (as defined below) but less than the Second Revenue Target (as defined below), the Earn-Out Amount shall be equal to $3 million plus the Incremental Amount (as defined below).

(iii) If the Final 2010 Revenue Amount is greater than or equal to the Second Revenue Target (as defined below), the Earn-Out Amount shall be equal to $12 million.

For purposes of this Agreement,

(x) The “First Revenue Target” shall be equal to the Company’s 2007 actual net revenues (excluding all revenues related to the Seller’s ON-Q® product line (which includes without limitation ON-Q®, ON-Q PainBuster®, ON-Q C-bloc® and ON-Q Soaker® Catheters) including without limitation revenues resulting from the billing of public and private insurance payors, providers and patients by the Company on behalf of the Seller, as well as any charges to the Seller by the Company or the Buyer under the Services Agreement or any services agreement existing between the Company and the Seller prior to the Closing) for the entire calendar year 2007, multiplied by 2.744 (representing a 40% compound average growth rate);

(y) The “Second Revenue Target” shall be equal to the Company’s 2007 actual net revenues (excluding all revenues related to the Seller’s ON-Q® product line (which includes without limitation ON-Q®, ON-Q PainBuster®, ON-Q C-bloc® and ON-Q Soaker® Catheters) including without limitation revenues resulting from the billing of public and private insurance payors, providers and patients by the Company on behalf of the Seller, as well as any charges to the Seller by the Company or the Buyer under the Services Agreement or any services agreement existing between the Company and the Seller prior to the Closing) for the entire calendar year 2007, multiplied by 3.375 (representing a 50% compound average growth rate); and

(z) The “Incremental Amount” shall equal $9 million multiplied by the ratio of (a) the Final 2010 Revenue Amount minus the First Revenue Target, divided by (b) the Second Revenue Target minus the First Revenue Target.

(e) Payment of Earn-Out Amount. Within five (5) Business Days after the Final 2010 Revenue Amount has been finally determined pursuant to Section 2.6(c), the Buyer shall pay to the Seller, as an adjustment to the Purchase Price, an amount of cash equal to the Earn-Out Amount, if any, by wire transfer of immediately available funds to an account designated in writing by the Seller at least three (3) Business Days prior to such payment. If the amount of any payment to be made pursuant to this Section 2.6(e) is for any reason not made within five (5) Business Days after the Final 2010 Revenue Amount has been finally determined, such amount shall bear interest from and including the expiration of such five-Business-Day period to (but excluding) the date of payment at a rate per annum equal to the higher of (a) the “prime rate,” as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (b) the rate of any debt then outstanding owed by the Buyer or the Company to the Seller, or (if less) the maximum rate permitted by applicable Law. Such interest shall be calculated daily on the basis of a year of three hundred and sixty five (365) days and the actual number of days elapsed, without compounding.

(f) Assignment of the Buyer’s Obligations. Notwithstanding anything to the contrary contained in this Agreement (including Section 11.12 regarding assignment of this Agreement), the Buyer may not assign its obligations under this Section 2.6 in whole or in part without the prior written consent of the Seller which shall not be unreasonably withheld, delayed or conditioned (and a Buyer Change of Control (as defined below) shall be considered such an assignment). In connection with a Buyer Change of Control, the Seller may require that the successor Person in the Buyer Change of Control unconditionally assume all obligations of the Buyer under this Section 2.6. Any assignment by the Buyer of its obligations under this Section 2.6 contrary to the provisions of this Section 2.6(f) shall cause the maximum Earn-Out Amount of $12,000,000 to immediately become due and payable by the Buyer to the Seller, which amount shall be paid to the Seller, as an adjustment to the Purchase Price, with interest as provided below, by wire transfer of immediately available funds to an account designated in writing by the Seller at least three (3) Business Days prior to such payment. The amount of any payment to be made pursuant to this Section 2.6(f) shall bear interest from and including the date of the Buyer Change of Control to (but excluding) the date of payment at a rate per annum equal to the “prime rate,” as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (if less) the maximum rate permitted by applicable Law. Such interest shall be calculated daily on the basis of a year of three hundred and sixty five (365) days and the actual number of days elapsed, without compounding. For purposes of this Section 2.6(f), a “Buyer Change of Control” means a merger, consolidation, reorganization or sale of all or substantially all of the assets (in a single transaction or through a series of related transactions) of the Buyer, or a change in ownership of 50% or more of the voting capital stock of the Buyer.

(g) Ability to Account. Without limiting the provisions of Section 2.6(f), if the Buyer is at any time acquired by another Person, the Buyer hereby covenants and agrees to preserve the ability to account for the business of the Buyer and its Subsidiaries as it existed before the date of such acquisition as if it were segregated to the extent reasonably necessary to allow the Buyer and the Seller to accurately calculate the 2010 Revenue Amount and in such a manner as to allow the Buyer and the Seller to accurately calculate the Earn-Out Amount due, if any, under Section 2.6(d).

(h) Future Operational Control. Nothing in the foregoing shall obligate Buyer, or any successor, to take any action, or refrain from taking action, to maintain, increase or otherwise have any effect on net revenues; Seller hereby expressly acknowledging that subsequent to the Closing date all actions regarding the conduct of the Company’s business shall be in the sole and absolute discretion of Buyer, or any successor, except as otherwise expressly provided herein.

8. Amendment of Assignment Provision. Section 11.12 of the Agreement is hereby amended and restated as follows:

Section 11.12 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer or the Acquisition Sub may assign this Agreement to any Subsidiary of the Buyer without the prior consent of the Seller or the Company (subject to Section 2.6(f)) and; provided further, that the Seller may assign any of its rights under this Agreement, including the right to receive the Purchase Price, the Cash Purchase Price and/or the Promissory Note, to one or more Affiliates of the Seller without the consent of the Buyer or the Company and; provided still further, that the Seller may assign its right to receive the Earn-Out Amount to any Person without the consent of the Buyer or the Company and; provided still further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9. Amendment of Fees and Expenses Provision. Section 11.1 of the Agreement is hereby amended and restated as follows:

Section 11.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall reimburse to the Seller, at the earlier of the Closing or October 31, 2007, all out-of-pocket expenses incurred by the Seller associated with that certain Fourth Amendment to this Agreement dated as of September 18, 2007, including without limitation any fees charged by Banc of America Securities LLC in connection therewith.

10. Amendment of Seller Brokers Provision. Section 3.5 of the Agreement is hereby amended and restated as follows:

Section 3.5 Brokers. Except for Banc of America Securities LLC, the fees of which will be paid by the Seller (except as provided in Section 11.1), no broker, finder, financial adviser, intermediary or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

11. Amendment of Company Brokers Provision. Section 4.18 of the Agreement is hereby amended and restated as follows:

Section 4.18 Brokers. Except for Banc of America Securities LLC, the fees of which will be paid by the Seller (except as provided in Section 11.1), no broker, finder, financial advisor, intermediary or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

12. Amendment of Termination Date. Section 10.1(d) of the Agreement is hereby amended such that the date “October 1, 2007” contained therein shall be stricken and replaced with the date “October 22, 2007.”

13. Location of Closing. Section 2.2 of the Agreement is hereby amended such that the address of Gibson, Dunn & Crutcher LLP contained therein shall be stricken and replaced with the following: “3161 Michelson Drive, Irvine, California 92612.”

14. No Further Amendments. Except as expressly amended pursuant to Sections 1 through 13 hereof, the remaining provisions of the Agreement shall remain in full force and effect in accordance with their terms, including without limitation the provisions of Section 10.3 relating to the Buyer Termination Fee.

15. Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Amendment may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.

IN WITNESS WHEREOF, the Seller, the Company, the Buyer and the Acquisition Sub have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

I-FLOW CORPORATION

By:	/S/ JAMES DAL PORTO
Name:	James Dal Porto
Title:	Chief Operating Officer

INFUSYSTEM, INC.

By:	/S/ JAMES TALEVICH
Name:	James Talevich
Title:	Chief Financial Officer

HAPC, INC.

By:	/S/ JOHN E. VORIS
Name:	John E. Voris
Title:	Chief Executive Officer

ICELAND ACQUISITION SUBSIDIARY, INC.

By:	/S/ JOHN E. VORIS
Name:	John E. Voris
Title:	Chief Executive Officer

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			Issues
1.	The Board of Directors recommends a vote FOR the following proposal. Acquisition by HAPC, INC. of all of the issued and outstanding capital stock of InfuSystem, Inc., pursuant to the Stock Purchase Agreement dated as of September 29, 2006, as amended, by and among HAPC, INC., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	The Board of Directors recommends a vote FOR the following listed nominees. 01 Sean McDevitt 04 Jean Pierre Millon 02 John Voris 05 Wayne Yetter 03 Pat LaVecchia	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

2.	The Board of Directors recommends a vote FOR the following proposal. Adoption of the HAPC, INC. 2007 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐		Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

3.	The Board of Directors recommends a vote FOR the following proposal. Amendment of the Certificate of Incorporation of HAPC, INC. to change the name of HAPC, INC. from “HAPC, INC.” to “InfuSystem Holdings, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	The Board of Directors recommends a vote FOR the following proposal.
						Ratification of the appointment of Deloitte & Touche LLP as the registered public accounting firm of HAPC, INC. for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please check the following box if you voted against Proposal 1 and elect to convert your shares of Common Stock into cash equal to a pro rata portion of the proceeds in the trust account, including interest.

									☐

Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the Annual Meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the Proxy materials. If so, please sign and return each of the Proxy Cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

Signature	Signature	Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é  FOLD AND DETACH HERE  é

Please mark your votes like this in blue or black ink.	☒

HAPC, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, SEPTEMBER 26, 2007

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) John Voris, Sean McDevitt and Pat LaVecchia or each of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of HAPC, INC. which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP located at 101 Park Avenue, New York, New York 10178 at 10:00 a.m. local time, on Wednesday, September 26, 2007, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)